Exhibits 5 and 23.1

August 4, 2006

Bowater Incorporated
55 East Camperdown Way, P.O. Box 1028
Greenville, South Carolina 29602

Re: Securities Act of 1933 Form S-8 Registration Statement Bowater Incorporated 2006 Stock Option and Restricted Stock Plan

Ladies and Gentlemen:


     I have acted as counsel to Bowater Incorporated, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to an additional 3,000,000 shares of Common Stock (the "Shares"), par value $1.00 per share, of the Company issuable pursuant to the Company's 2006 Stock Option and Restricted Stock Plan (the "Plan"). I am admitted to practice in the state of North Carolina and hold a limited certificate of admission in South Carolina; I express no opinion as to matters governed by any laws other than the laws of the State of North Carolina, the Delaware General Corporation law and the federal laws of the United States of America. I am writing this letter to you in my capacity as an officer and general counsel of the Company and not in any individual capacity or in any capacity with any other entity.

     In this capacity, I have examined originals or copies certified or otherwise identified to my satisfaction of the Company's Restated Certificate of Incorporation, the Company's By-laws, the Plan, resolutions of the Company's Board of Directors and such Company records, certificates and other documents and such questions of law as I considered necessary or appropriate for the purpose of this opinion. In rendering this opinion, I have assumed, and express no opinion as to, the genuineness of all signatures (other than signatures of officers of the Company), the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all documents submitted to me as copies and the accuracy of all statements of fact contained in all records, certificates and other instruments that I have examined.

     Based on the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when sold pursuant to the Plan, will be validly issued, fully paid, and non-assessable. This letter is rendered as of the date hereof and applies only to matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. I expressly disclaim any obligation to supplement this letter if any applicable laws change after the date of this letter.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Interests of Named Experts and Counsel" in the Registration Statement. By giving such consent, I do not hereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                      Very truly yours,


                                      By: /s/ Ronald T. Lindsay
                                          ---------------------
                                          Ronald T. Lindsay
                                          Sr. Vice President - General Counsel
                                          and Secretary